Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 4, 2017 (except for the effects of the reverse split of the Company’s common stock discussed in Note 2 to the consolidated financial statements, as to which the date is October 30, 2017), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-220941) and related Prospectus of Apellis Pharmaceuticals, Inc. dated October 30, 2017.

/s/ Ernst & Young LLP

Louisville, KY

October 30, 2017